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                                                                  Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Scoop, Inc. on Form S-8 of our report dated March 5, 1998, which includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Scoop, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

Costa Mesa, California
April 15, 1998